0 Boise Cascade Company Investor Presentation July 2013 Investor Presentation December 2014

1 Forward-Looking Statements / Non-GAAP Financial Measures Forward-Looking Statements During the course of this presentation, we may make forward-looking statements or provide forward- looking information. All statements that address expectations or projections about the future are forward-looking statements. Some of these statements include words such as “expects,” “anticipates,” “believes,” “estimates,” “plans,” “intends,” “projects,” and “indicates.” Although they reflect our current expectations, these statements are not guarantees of future performance, but involve a number of risks, uncertainties, and assumptions which are difficult to predict. Some of the factors that may cause actual outcomes and results to differ materially from those expressed in, or implied by, the forward- looking statements include, but are not necessarily limited to, general economic conditions, competitive pressures, the commodity nature of the Company’s products and their price movements, raw material costs and availability, and the ability to retain key employees. The Company does not undertake to update any forward-looking statements as a result of future developments or new information. Non-GAAP Financial Measures Included in this presentation are certain non-GAAP financial measures, including EBITDA and Adjusted EBITDA, designed to complement the financial information presented in accordance with generally accepted accounting principles in the United States of America because management believes such measures are useful to investors. Our non-GAAP financial measures are not necessarily comparable to other similarly titled captions of other companies due to potential inconsistencies in the metrics of calculation. For a reconciliation of net income (loss) to EBITDA and Adjusted EBITDA and segment income (loss) to segment EBITDA and Adjusted EBITDA, see the Appendix to this presentation.

2 YTD September 30, 2014 Sales (1) $3,117 million (1) Segment percentages are calculated before intersegment eliminations. (2) Segment percentages exclude Corporate and Other segment expenses. • Large, vertically-integrated building products company operating two businesses: • Wood Products (“Manufacturing”) • Building Materials Distribution (“BMD”) • Leading market positions across portfolio • Broad base of more than 4,500 customers • Focused on new home construction, residential repair and remodel, light commercial construction, and industrial markets • Significant available capacity in Engineered Wood Products (“EWP”) and BMD to capitalize on housing recovery 70% YTD September 30, 2014 EBITDA (2) $154.5 million Wood Products Wood Products Building Materials Distribution Building Materials Distribution Overview

Overview

Boise Cascade

- National distribution footprint capable of servicing larger metro areas
- Manufacturing presence in major softwood producing regions



WA
OR
CA
NV
ID
MT
WY
UT
AZ
NM
CO
ND
SD
NE
KS
OK
TX
MN
IA
MO
AR
LA
WI
IL
MI
IN
OH
KY
TN
MS
AL
GA
FL
SC
NC
VA
WV
PA
NY
VT
NH
MA
CT
RI
NJ
DE
MD
DC
ME
Headquarters
EWP Manufacturing Facilities (4)
Plywood/Veneer Manufacturing Facilities (9)
Lumber Manufacturing Facilities (5)
Particleboard Manufacturing Facility (1)
BMD Facilities (32)
Truss Manufacturing Plant (1)

3

4 Business Strategy • Increase low-cost veneer production capacity • Optimize veneer utilization between plywood and EWP Wood Products Manufacturing • Leverage footprint in place • Grow market share Building Materials Distribution • Access to downstream customers • Leverage relationship between manufacturing and distribution Advantage of “in- house” distribution • Expand core businesses • Consider complimentary adjacent businesses Acquisitions

5 Bulk of demand improvement will be from new residential construction New residential construction should return to long-term trend demand levels Housing Recovery Expected to Continue EWP and Distribution growth driven primarily by increases in new single-family construction • EWP currently operating near 70% of capacity •With existing warehouse and yard space, Distribution’s revenue capacity is $3.5-4.0 billion Expect plywood to perform well • Mills currently operating at high utilization rates • Demand driven by repair and remodel, industrial uses, as well as new residential and commercial construction

6 Continuing to demonstrate earnings leverage in 2014 Positioned for Further Growth Year-over-year housing starts up approximately 10%, but YTD- 2014 EBITDA up 50% over 2013 Continued improvement in financial performance expected as housing recovers • Growth in EWP demand • Higher EWP pricing resulting from higher capacity utilization • Plywood supply and demand fundamentals are expected to remain favorable • Cost leverage from increased sales in Distribution

7 Wood Products Manufacturing Value Chain Veneer Purchased Logs Plywood I-joist Conversion Costs Conversion Costs Conversion Costs Purchased Veneer / Lumber / OSB Purchased Plywood Maximize total return on raw materials purchased LVL

8 Housing Starts (mm): 1.801 1.355 0.906 0.554 0.587 0.609 0.781 0.925 0.763 Wood Products Manufacturing EWP Operating Rate Industry’s LVL Press Utilization BCC LVL Sales Volume and Pricing Industry operating rates moving higher in EWP

9 Wood Products Manufacturing Plywood Industry Supply / Demand Balance Very favorable industry operating rates in plywood Mill and Effective Industry Demand / Capacity Ratio

10 Leveraging “In-house” Distribution

11 Distribution Capacity for Growth Source: U.S. Census Bureau and Blue Chip Economic Indicators. BMD Sales per U.S. Start and Gross Margin Significant Available Capacity Recent capacity additions provide significant operating leverage opportunity in BMD

Capital Invested

Boise Cascade

2009

- Acquired Pilot Rock, OR sawmill
- New dryer Medford, OR
- Relocated Atlanta, GA distribution center
- Acquired EWP/ truss plant Saco, ME
- Expanded distribution yard Minneapolis, MN

2010

- New dryer Medford, OR
- Relocated Baltimore, MD distribution center
- Expanded distribution yard Detroit, MI
- Opened distribution yard Pompano, FL

2011

- Rebuilt dryer Oakdale, LA
- Acquired glulam plant Homedale, ID
- Expanded distribution yards Delanco, NJ, Dallas, TX & Portsmouth, NH
- Added door shop (distribution) Milton, FL

2012

- Rebuilt dryer Florien, LA
- Acquired pine sawmill Arden, WA
- Added door shops (distribution) Memphis, TN & Tulsa, OK

2013

- Acquired plywood mills in Chester, SC & Moncure, NC
- New dryer Oakdale, LA
- Expanded distribution yard Minneapolis, MN
- $100 million share repurchase

Company continues to reinvest to add capacity and improve efficiency

12

13 Balance sheet supports planned growth initiatives Balance Sheet Metrics Sep-30-2014 Dec-31-2013 ($millions) Net Debt Long-term debt due in 2020 301.5$ 301.6$ Cash & cash equivalents (170.0) (118.2) Net Debt 131.5$ 183.4$ Liquidity Postion ABL excess availability 328.2$ 258.3$ Cash & cash equivalents 170.0 118.2 Total liquidity 498.2$ 376.6$ LTM EBITDA 187.7$ 136.4$ Total Debt to EBITDA 1.6x 2.2x Net Debt to EBITDA .7x 1.3x

Appendix

15 Composite Lumber Price 2011 - 2014 366 $200 $240 $280 $320 $360 $400 $440 $480 1 3 5 7 9 11 13 15 17 19 21 23 25 27 29 31 33 35 37 39 41 43 45 47 49 51 53 2011 2012 2013 2014 Week

16 Panel Composite 2011 – 2014 390 $240 $280 $320 $360 $400 $440 $480 $520 $560 1 3 5 7 9 11 13 15 17 19 21 23 25 27 29 31 33 35 37 39 41 43 45 47 49 51 53 2011 2012 2013 2014 Week

17 Historical Financial Performance YTD Dollars in millions 2007 2008 2009 2010 2011 2012 2013 Sep-2014 Segment income (loss) $23.6 ($55.1) ($77.3) ($8.1) ($15.1) $55.8 $77.7 $84.9 Depreciation and amortization 30.0 27.7 33.0 27.1 28.4 24.4 28.7 30.7 Segment EBITDA $53.7 ($27.4) ($44.3) $19.0 $13.3 $80.2 $106.3 $115.6 Facility closures - 6.0 - - - - - - Litigation gain - - - (0.5) - - - - Adjusted EBITDA $53.7 ($21.4) ($44.3) $18.5 $13.3 $80.2 $106.3 $115.6 YTD Dollars in millions 2007 2008 2009 2010 2011 2012 2013 Sep-2014 Segment income $51.8 $19.5 $8.0 $11.6 $2.0 $24.0 $39.9 $46.3 Depreciation and amortization 7.4 7.7 7.6 7.5 8.4 8.8 9.2 7.1 Segment EBITDA $59.2 $27.2 $15.5 $19.1 $10.4 $32.9 $49.2 $53.5 Litigation gain - - - (4.1) - - - - Adjusted EBITDA $59.2 $27.2 $15.5 $15.0 $10.4 $32.9 $49.2 $53.5 Building Materials Distribution Wood Products Year Ended December 31, Year Ended December 31,

Total Company EBITDA Reconciliation

Boise Cascade

EBITDA represents income (loss) before interest (interest expense and interest income), income taxes, and depreciation and amortization. Adjusted EBITDA represents EBITDA as further adjusted to exclude certain special items. The following table reconciles net income (loss) to EBITDA and Adjusted EBITDA.

	Year Ended December 31										YTD
Dollars in millions	2004	2005	2006	2007	2008	2009	2010	2011	2012	2013	Sep-2014
Net income (loss)	$94.2	$121.4	$71.6	$127.7	($63.0)	($98.5)	($33.3)	($46.4)	$41.5	$116.9	$64.3
Interest expense	94.3	166.3	112.4	96.8	34.3	22.5	21.0	19.0	21.8	20.4	16.5
Interest income	(2.6)	(3.4)	(3.8)	(4.1)	(4.9)	(0.9)	(0.8)	(0.4)	(0.4)	(0.2)	(0.2)
Change in fair value of interest rate swaps	-	(9.9)	-	(3.7)	6.3	-	-	-	-	-	-
Income tax provision (benefit)	47.7	(2.1)	3.6	8.0	0.5	0.7	0.3	0.2	0.3	(38.8)	35.9
Depreciation and amortization	213.9	128.8	155.3	123.9	36.3	40.9	34.9	37.0	33.4	38.0	38.0
EBITDA	$447.4	$401.2	$339.1	$348.6	$9.4	($35.3)	$22.1	$9.5	$96.6	$136.4	$154.5
Paper and Packaging segment EBITDA	($157.2)	($173.6)	($221.5)	($255.1)	($26.8)	-	-	-	-	-	-
Change in fair value of CVRs	-	-	-	-	0.5	(0.2)	-	-	-	-	-
Facility closures and sales	7.1	-	-	-	3.1	-	-	-	-	-	-
Gain on debt repurchase	-	-	-	-	-	(6.0)	(0.0)	-	-	-	-
Litigation Gain	-	-	-	-	-	-	(4.6)	-	-	-	-
LBO - Comp and benefits adjustments	20.0	-	-	-	-	-	-	-	-	-	-
LBO - Inventory adjustments	6.9	-	-	-	-	-	-	-	-	-	-
LBO - Timberlands adjustment	(6.8)	-	-	-	-	-	-	-	-	-	-
Equity in earnings of Voyageur Panel	(6.3)	-	-	-	-	-	-	-	-	-	-
Gain on sale of equity interest in Voyageur Panel	(46.5)	-	-	-	-	-	-	-	-	-	-
Corporate Segment run rate adjustment	36.7	8.8	16.3	-	-	-	-	-	-	-	-
Adjusted EBITDA	$301.3	$236.4	$134.0	$93.5	($13.8)	($41.6)	$17.5	$9.5	$96.6	$136.4	$154.5

18

19 Segment EBITDA represents segment income (loss) before depreciation and amortization. Adjusted segment EBITDA represents segment EBITDA as further adjusted to exclude certain special items. The following table reconciles segment income (loss) to segment EBITDA and adjusted segment EBITDA. Segment EBITDA Reconciliations YTD Dollars in millions 2009 2010 2011 2012 2013 Sep-2014 Wood Products $551 $687 $712 $943 $1,134 $1,000 Building Materials Distribution 1,610 1,778 1,779 2,190 2,600 2,117 Eliminations & Other (187) (225) (244) (354) (460) (406) Total Sales $1,973 $2,241 $2,248 $2,779 $3,273 $2,712 Wood Products ($44) $18 $13 $80 $106 $116 Building Materials Distribution 15 15 10 33 49 53 Unallocated Corporate (13) (16) (14) (17) (19) (15) Total Adjusted EBITDA ($42) $17 $9 $97 $136 $155 Annual Financial Metrics Year Ended December 31,